UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2007 (the “Effective Date”), NitroMed, Inc. (the “Company”) entered into a Transition Agreement (the “Agreement”) with L. Gordon Letts, Ph.D.  Pursuant to the terms of the Agreement, Dr. Letts resigned as the Company’s Senior Vice President, Research and Development and Chief Scientific Officer as of the Effective Date.  As of the Effective Date, Dr. Letts will no longer be an executive officer of the Company.  The Agreement provides that, for a period of twelve (12) months following the Effective Date (the “Part-Time Period”), Dr. Letts will continue as an at-will, non-executive, part-time employee of the Company in the capacity of Scientific and Technology Advisor reporting to the Chief Executive Officer of the Company, for which he will receive an annualized salary of $300,000.  The Agreement also provides that, as a part-time employee, Dr. Letts will be eligible to receive Company fringe benefits in accordance with applicable Company policies, practices, and plan documents.  Dr. Letts will not be eligible to participate in the Company’s annual incentive program after the Effective Date nor will he be eligible to participate in the Company’s Executive Severance Benefit Plan.

Pursuant to the terms of the Agreement, if the Part-Time Period is terminated by the Company without “Cause” (excluding a termination in connection with a change in control of the Company), and provided that upon the cessation of the Part-Time Period Dr. Letts executes and does not revoke the Release of Claims attached as an exhibit to the Agreement, Dr. Letts shall be entitled to receive: (i) that portion of his annual salary ($300,000), less applicable taxes and withholding, that has not already been paid during the Part-Time Period, (ii) a continuation of his annualized salary for an additional 12 months and (iii) contributions to the cost of COBRA (Consolidated Omnibus Budget Reconciliation Act) coverage (the “COBRA Benefit”) for a period of months equal to the sum of (a) the number of months remaining in the Part-Time Period plus (b) 12 additional months, provided that the COBRA Benefit shall not exceed in any case a total of 18 months.  As defined in the Agreement, “Cause” shall be determined by the Company in its sole discretion, and can include, but is not limited to, (X) any act or omission by Dr. Letts that may have a material adverse effect on the Company’s business or on his ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations); or (Y) any willful misconduct or gross neglect of duties by Dr. Letts in connection with the business or affairs of the Company, including, but not limited to, misappropriation of Company assets, or failure to perform reasonable assigned duties as Scientific and Technology Advisor.

If the Part-Time Period concludes in the ordinary course (i.e., 12 months after the Effective Date), and provided that upon conclusion of the Part-Time Period Dr. Letts executes and does not revoke the Release of Claims attached as an exhibit to this Agreement, Dr. Letts shall be entitled to receive (i) continuation of his then-current annual base salary ($300,000) for a period of 12 months and (ii) the COBRA Benefit for a period of 12 months from the conclusion of the Part-Time Period in the normal course.

Pursuant to the terms of the Agreement, during the Part-Time Period Dr. Letts will continue to be eligible to receive the change of control benefits in accordance with the terms of the retention agreement executed by him and the Company dated April 5, 2006.  In addition, except with respect to the COBRA Benefit, all benefits, including life insurance and long-term disability, will end upon the termination of the Part-Time Period.

Pursuant to the terms of the Agreement, each of Dr. Letts’ outstanding option agreements (collectively, the “Awards”) will be modified upon execution of the Agreement to provide that (a) upon the conclusion of the Part-Time Period in the normal course (i.e., twelve (12) months after the Effective Date), the period of exercisability of the vested portion of such options shall be two years following such cessation of employment and (b) in the case of an early termination of the Part-Time Period by the Company without Cause (excluding a termination in connection with a change in control of the Company), (i) any options covered by the Awards that would have vested during the Part-Time Period but for the early termination of the Part-Time Period will vest immediately as of the date of such early termination and (ii) the period of exercisability of the vested portion of such options shall equal the sum of (X) two years and (Y) the number of days remaining in the Part-Time Period following the date of the early termination of the Part-Time Period.  All other terms of the Awards shall remain in full force and effect.

The Agreement also provides that, if during the Part-Time Period the Company enters into a definitive and binding agreement with a third party approved by the Company’s Board of Directors relating to a transaction negotiated by Dr. Letts exclusively for the sale, licensing or co-promotion of any intellectual property rights of the Company (excluding BiDil, BiDil XR, NMI 3377 and any and all combination products thereof), the Company will pay Dr. Letts an amount equal to 1.5% of any upfront cash payment(s) (i.e., not including any milestone, royalty, earn-out payments or any other payments not received upfront) made by such third party to the Company less applicable taxes and withholdings, upon execution of a definitive and binding agreement pertaining to such sale, license or co-promotion arrangement; provided, however, that these terms shall not apply to (a) any transaction (i) which involves, as part of the transaction, the sale, licensing or co-promotion of BiDil, BiDil XR, NMI 3377 and any and all combination products thereof and (ii) the discussion and/or negotiation of which began prior to the Effective Date or (b) a merger of the Company or the sale of all or substantially all of the Company’s assets.  In the case of clause (a) of this paragraph, in the event such transaction occurs during the Part-Time Period, the Company and Dr. Letts will negotiate in good faith to agree on a reasonable sum to be paid to Dr. Letts.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
10.1	Transition Agreement, dated as of May 21, 2007, between NitroMed, Inc. and L. Gordon Letts, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

	By:	/s/ James G. Ham, III
Date: May 22, 2007
James G. Ham, III Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated as of May 21, 2007, between NitroMed, Inc. and L. Gordon Letts, Ph.D.